Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Reports Second Quarter 2020 Results and Declares Dividend

•Continued to benefit from prime timberlands, high-demand mill markets, and superior management to maximize cash flows throughout the business cycle
•Achieved higher harvest volumes driven by increased stumpage sales
•Renegotiated Triple T’s wood supply agreement with Georgia-Pacific to achieve market-based pricing on timber sales
•Increased access to working capital through amended credit agreement
•Paid quarterly dividend fully covered by cash from operations

ATLANTA – August 3, 2020 – Managing effectively through pandemic-related disruptions impacting the overall economy, CatchMark Timber Trust, Inc. (NYSE: CTT) today reported second quarter 2020 results in line with our expectations, which bolstered meeting its full-year operating plan. The company also declared a cash dividend of $0.135 per share for its common stockholders of record on August 31, 2020, payable on September 15, 2020.

Second Quarter and Half Year 2020 Results

For the quarter ended June 30, 2020, CatchMark:

•Generated revenues of $21.8 million compared to $28.7 million in second quarter 2019, a decrease primarily related to reduced timberland sales given constraints in completing transactions due to the COVID-19 pandemic.
•Decreased net loss on a GAAP basis by $24.4 million to $6.2 million from $30.6 million in second quarter 2019, primarily due to a $26.3 million decrease in losses allocated from the Triple T joint venture.
•Generated Adjusted EBITDA of $9.4 million compared to $15.1 million in second quarter 2019, a decrease primarily from reduced timberland sales. For the second quarter, year-over-year Harvest EBITDA increased by 1% to $7.4 million, Real Estate EBITDA decreased by 80% to $1.6 million, and Investment Management EBITDA increased by 1% to $2.8 million.
•Produced timber sales revenue of $16.2 million consistent with the $16.3 million generated in second quarter 2019.

Exhibit 99.1
•Increased total harvest volume by 15% to 567,908 tons from 494,626 tons in second quarter 2019 primarily by capitalizing on increasing mill demand driven by robust sales of home remodeling and improvement products during the pandemic.
•Sold 1,100 acres for $1.7 million compared to 4,000 acres for $8.2 million in second quarter 2019, a decrease of $6.6 million in timberland sales revenue due to a decrease in transactions as a result of pandemic-related constraints. The lower per-acre sales price — $1,564 compared to $2,072 — resulted from selling timberlands with a lower percentage of pine plantations as part of strategic culling as well as from CatchMark retaining through timber reservations 25,000 tons of merchantable inventory with a 62% sawtimber mix.
•Generated $2.9 million in asset management fee revenues from the Triple T and Dawsonville Bluffs joint ventures, consistent with the prior year period.
•Paid a dividend of $0.135 per share to stockholders of record on June 15, 2020.

For the six months ended June 30, 2020, CatchMark:

•Generated revenues of $48.7 million compared to $51.2 million for the first six months of 2019 as higher timber sales revenue from increased harvest volumes was offset by reduced timberland sales revenue.
•Incurred a net loss of $10.4 million on a GAAP basis compared to $61.0 million in first half 2019, primarily due to a $53.8 million decrease in losses allocated from the Triple T joint venture.
•Realized Adjusted EBITDA of $22.3 million compared to $25.2 million for first half 2019. Harvest EBITDA increased by 10% to $16.0 million up from $14.5 million for first half 2019 due to increased timber sales from higher harvest volumes. Real Estate EBITDA declined to $6.1 million from $9.8 million due to reduced timberland sales; and Investment Management EBITDA decreased to $5.7 million from $6.2 million as a result of lower income from the Dawsonville Bluffs joint venture, which effectively roundtripped in the third quarter 2019.
•Increased timber sales revenue by 5% to $34.3 million up from $32.8 million for the first six months of 2019 as timber sales volume increased by 18% to 1.2 million tons from 1.0 million tons.
•Sold 4,100 acres of timberlands for $6.5 million compared to 4,900 acres for $10.3 million in first half 2019. The lower year-over-year, per-acre sales price resulted from lower average merchantable inventory stocking levels — 20 tons per acre compared to 31 tons per acre for prior year sales — as well as from CatchMark retaining through timber reservations 0.1 million tons of merchantable inventory with a 52% sawtimber mix.
•Generated $5.8 million in asset management fee revenues from the Triple T and Dawsonville Bluffs joint ventures, a 3% increase from the same period prior year due to earning incentive-based promotes for Dawsonville Bluffs for exceeding investment return hurdles.

Exhibit 99.1
Brian M. Davis, CatchMark's Chief Executive Officer, said: “We delivered a strong second quarter from our harvest operations, managing effectively through the pandemic, and our outlook remains cautiously optimistic about the remainder of the year for meeting our operating plan, colored by the unpredictable impacts of COVID-19. In particular during the quarter, we stepped up harvests in the U.S. South to capitalize on consistent mill uptime and increasing demand for both pulpwood and sawtimber products after initial pullbacks by customers due to uncertainty related to the pandemic. We also closed nearly $2 million of timberland sales during the quarter, ahead of plan, but below the results of a typical quarter due to the pandemic. Working with an active transaction pipeline, we expect to normalize timberland sales during the second half of the year weighted to the fourth quarter. We also expect to benefit going forward from solid housing demand fundamentals and the recent rebound in homebuying.”

During the second quarter, CatchMark’s Triple T joint venture, which invests with institutional partners in 1.1 million acres of Texas timberlands, renegotiated its wood supply agreement with Georgia-Pacific. The renegotiated agreement allows Triple T to achieve market-based pricing on timber sales, increases Triple T’s reimbursement for extended haul distances, allows Triple T to sell sawtimber to other third parties, and expands Triple T’s ability to sell large timberland parcels to third-party buyers. In connection with amending the Georgia-Pacific wood supply agreement, CatchMark invested an additional $5.0 million in the Triple T joint venture on the same terms and conditions as its existing investment and the asset management agreement between CatchMark and Triple T was amended to increase CatchMark’s fees for the next two years.

Davis said: “The Triple T amendment was a big accomplishment during the quarter. Triple T, meanwhile, continues to operate to plan. We also will continue to concentrate on achieving our overriding goals of expanding CatchMark’s ownership of prime timberlands in high-demand mill markets and managing our operations to generate predictable and stable cash flow throughout the business cycle, supporting our dividend.”

Operations

Strong demand for home remodeling and improvement products by homeowners during the pandemic resulted in consistent mill uptime in CatchMark markets during the second quarter. As a result, CatchMark’s harvest volumes increased 14% year-over-year in the U.S. South, driven by a 69% increase in stumpage sales, including to key customers outside of existing supply agreements. CatchMark's second quarter 2020 realized stumpage prices for pulpwood and sawtimber continued to hold a significant premium over South-wide averages as a result of assembling prime timberlands in strong micro markets. Realized stumpage prices for pulpwood and sawtimber were 12% and 8% lower, respectively, compared to second quarter 2019, trending with 12% and 13% decreases in South-wide average prices as tracked by TimberMart-South.

Exhibit 99.1
Pacific Northwest harvest volumes increased ahead of plan to 21,260 tons from 14,513 tons in the three months ended June 30, 2019.

Todd P. Reitz, CatchMark’s Chief Resources Officer, said: “Our delivered wood crews were well positioned to respond to increasing mill needs that lined up nicely with our thinning and harvesting plans and we were able to negotiate more volume for the quarter from our mill customers. Again, our presence in strong mill markets and our emphasis on delivered wood sales gave us an advantage in supplying mills in a very tight inventory environment. In the Pacific Northwest, improving fundamentals created opportunity to sell into demand from key regional players.”

Capital Position and Share Repurchases

During the second quarter, CatchMark amended its credit agreement with CoBank: removing a reduction in the LTV ratio covenant which would have been effective at the end of 2021, increasing working capital by removing the minimum liquidity balance covenant, and enabling additional investments in joint ventures. The multi-draw term facility commitment was reduced from $200 million to $150 million which lowered unused commitment fees while still providing ample liquidity for future acquisitions.

CatchMark borrowed $5.0 million under the multi-draw term facility during the quarter to fund its additional equity investment in the Triple T joint venture. The asset management agreement amendment with Triple T, increasing CatchMark’s fees over the next two years, is CAD accretive for the company. As of June 30, 2020, CatchMark had $150.9 million of borrowing capacity remaining under its credit facilities, consisting of $115.9 million under the multi-draw term facility and $35.0 million under the revolving credit facility.

Ursula Godoy-Arbelaez, CatchMark's Chief Financial Officer, said: “After these amendments and transactions, we continue to have ample liquidity for important growth initiatives and other capital allocation priorities, including direct acquisitions and joint venture investments.”
During the quarter, CatchMark repurchased 8,648 shares under its share repurchase program for $67,108 and has $13.7 million remaining in the program for future repurchases as of June 30, 2020.

Results for Three Months Ended June 30, 2020

Revenues for the three months ended June 30, 2020 were $21.8 million, $6.9 million lower than the three months ended June 30, 2019 as a result of a $6.6 million decrease in timberland sales revenue and a $0.3 million decrease in other revenues. Timberland sales revenue decreased due to selling fewer acres in the current quarter with a lower per-acre sales price as a result of retaining

Exhibit 99.1
25,000 tons of merchantable inventory through timber reservations and selling timberlands with lower percentage of pine plantation. Other revenues were higher in 2019 due to a $0.3 million gain from an early lease termination.

	Three Months Ended June 30, 2019	Changes attributable to:		Three Months Ended June 30, 2020
(in thousands)		Price/Mix	Volume
Timber sales (1)
Pulpwood	$8,239	$(579)	$381	$8,041
Sawtimber (2)	8,034	(630)	728	8,132
	$16,273	$(1,209)	$1,109	$16,173
(1)) Timber sales are presented on a gross basis.
(2) Includes chip-n-saw and sawtimber.

Net loss decreased by $24.4 million to $6.2 million for the three months ended June 30, 2020 from $30.6 million for the three months ended June 30, 2019 primarily due to a $26.3 million decrease in losses allocated from the Triple T joint venture, offset by a $1.1 million decrease in net timberland sales.

Results for Six Months Ended June 30, 2020

Revenues for the six months ended June 30, 2020 were $48.7 million, $2.5 million lower than the six months ended June 30, 2019 as a result of a $3.9 million decrease in timberland sales revenue offset by a $1.5 million increase in timber sales revenue. Timberland sales revenue decreased due to selling fewer acres in the first half of 2020, with a lower per-acre sales price as a result of timber reservations and a lower average merchantable inventory stocking level. Gross timber sales revenue increased 5% primarily as a result of a $1.8 million increase in timber sales revenue from the Pacific Northwest driven by volume increases.

	Six Months Ended June 30, 2019	Changes attributable to:		Six Months Ended June 30, 2020
(in thousands)		Price/Mix	Volume
Timber sales (1)
Pulpwood	$16,972	$(1,147)	$29	$15,854
Sawtimber (2)	15,852	(955)	3,588	18,485
	$32,824	$(2,102)	$3,617	$34,339
(1)) Timber sales are presented on a gross basis.
(2) Includes chip-n-saw and sawtimber.

Net loss decreased by $50.5 million to $10.4 million for the six months ended June 30, 2020 from $61.0 million for the six months ended June 30, 2019 primarily due to a $53.8 million decrease in losses allocated from the Triple T joint venture, offset by a $3.7 million increase in general and administrative expenses primarily due to non-recurring post-employment benefits related to the retirement of the company’s former CEO in January 2020.

Exhibit 99.1

Adjusted EBITDA

The discussion below is intended to enhance the reader's understanding of our operating performance and ability to satisfy lender requirements. EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA (see the reconciliation table below). As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation below, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•Adjusted EBITDA does not reflect our capital expenditures, or our future requirements for capital expenditures;
•Adjusted EBITDA does not reflect changes in, or our interest expense or the cash requirements necessary to service interest or principal payments on, our debt;
•Although depletion is a non-cash charge, we will incur expenses to replace the timber being depleted in the future, and Adjusted EBITDA does not reflect all cash requirements for such expenses;
•Although HLBV income and losses are primarily hypothetical and non-cash in nature, Adjusted EBITDA does not reflect cash income or losses from unconsolidated joint ventures for which we use the HLBV method of accounting to determine our equity in earnings; and
•Adjusted EBITDA does not reflect the cash requirements necessary to fund post-employment benefits or transaction costs related to acquisitions, investments, joint ventures or new business initiatives, which may be substantial.

Exhibit 99.1

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments. We further believe that our presentation of this non-GAAP financial measurement provides information that is useful to analysts and investors because they are important indicators of the strength of our operations and the performance of our business.

For the three months ended June 30, 2020, Adjusted EBITDA was $9.4 million, a $5.7 million decrease from the three months ended June 30, 2019, primarily due to a $6.3 million decrease in net timberland sales, offset by a $0.4 million decrease in general and administrative expense.

For the six months ended June 30, 2020, Adjusted EBITDA was $22.3 million, a $2.9 million decrease from the six months ended June 30, 2019, primarily due to a $3.7 million decrease in net timberland sales, a $0.6 million decrease in Adjusted EBITDA generated by the Dawsonville Bluffs joint venture and a $0.3 million decrease in other revenues, offset by a $1.8 million increase in net timber sales.

Our reconciliation of net loss to Adjusted EBITDA for the three months and six months ended June 30, 2020 and 2019 follows:

`	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(6,183)	$(30,565)	$(10,432)	$(60,960)
Add:
Depletion	6,707	6,030	13,648	11,298
Interest expense (1)	3,006	4,395	6,256	8,767
Amortization (1)	1,116	229	1,874	687
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (2)	—	—	—	395
Basis of timberland sold, lease terminations and other (3)	1,721	6,668	4,997	8,475
Stock-based compensation expense	705	490	2,577	1,149
(Gain) loss on large dispositions (4)	5	(764)	(1,274)	(764)
HLBV loss from unconsolidated joint venture (5)	2,311	28,600	2,311	56,088
Post-employment benefits (6)	11	—	2,297	—
Other (7)	36	4	70	114
Adjusted EBITDA	$9,435	$15,087	$22,324	$25,249
(1)For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(2)Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs Joint Venture.

Exhibit 99.1
(3)Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(4)Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)Reflects HLBV (income) losses from the Triple T Joint Venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
(6)Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(7)Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Conference Call

The company will host a conference call and live webcast at 10 a.m. ET on Tuesday, August 4, 2020 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website shortly after the call.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Florida, Georgia, North Carolina, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.
* As of June 30, 2020

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about meeting our operating plan for the remainder of the year and the impact of COVID-19 on our business, our expectation for a more favorable and efficient environment for completing transactions later this year, our expectations for a solid housing market, the impact of the amended wood supply agreement between Triple T and Georgia-Pacific, and our expectations regarding having greater access to working capital and ample liquidity for future investments as a result of our amendments to our credit agreement. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are

Exhibit 99.1
not limited to, that (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (iii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able sell large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (viii) we may not be able to access external sources of capital at attractive rates or at all; (ix) potential increases in interest rates could have a negative impact on our business; (x) our share repurchase program may not be successful in improving stockholder value over the long-term; (xi) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xii) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose value; and (xiii) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Contacts
Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Timber sales	$16,173	$16,273	$34,339	$32,824
Timberland sales	1,673	8,224	6,452	10,314
Asset management fees	2,857	2,841	5,832	5,683
Other revenues	1,054	1,322	2,106	2,412
	21,757	28,660	48,729	51,233

Contract logging and hauling costs	6,978	7,153	14,255	14,509
Depletion	6,707	6,030	13,648	11,298
Cost of timberland sales	1,463	6,921	4,885	8,481
Forestry management expenses	1,671	1,592	3,505	3,326
General and administrative expenses	3,024	3,203	10,291	6,566
Land rent expense	96	133	220	275
Other operating expenses	1,585	1,629	3,221	3,273
	21,524	26,661	50,025	47,728

Other income (expense):
Interest income	4	32	50	62
Interest expense	(4,070)	(4,709)	(8,027)	(9,331)
Gain (loss) on large dispositions	(5)	764	1,274	764
	(4,071)	(3,913)	(6,703)	(8,505)

Loss before unconsolidated joint ventures	(3,838)	(1,914)	(7,999)	(5,000)

Income (loss) from unconsolidated joint ventures:
Triple T	(2,311)	(28,600)	(2,311)	(56,088)
Dawsonville Bluffs	(34)	(51)	(122)	128
	(2,345)	(28,651)	(2,433)	(55,960)

Net loss	$(6,183)	$(30,565)	$(10,432)	$(60,960)

Weighted-average shares outstanding - basic and diluted	48,744	49,076	48,866	49,069

Net loss per-share - basic and diluted	$(0.13)	$(0.62)	$(0.21)	$(1.24)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	June 30, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$9,350	$11,487
Accounts receivable	6,525	7,998
Prepaid expenses and other assets	6,024	5,459
Operating lease right-of-use asset	2,976	3,120
Deferred financing costs	210	246
Timber assets:
Timber and timberlands, net	599,046	633,581
Intangible lease assets	7	9
Investment in unconsolidated joint ventures	4,132	1,965
Total assets	$628,270	$663,865

Liabilities:
Accounts payable and accrued expenses	$6,715	$3,580
Operating lease liability	3,118	3,242
Other liabilities	39,666	10,853
Notes payable and lines of credit, less net deferred financing costs	436,967	452,987
Total liabilities	486,466	470,662

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,771 and 49,008 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	488	490
Additional paid-in capital	727,409	729,274
Accumulated deficit and distributions	(552,367)	(528,847)
Accumulated other comprehensive loss	(35,003)	(8,276)
Total stockholders’ equity	140,527	192,641
Noncontrolling interests	1,277	562
Total equity	141,804	193,203
Total liabilities and equity	$628,270	$663,865

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net loss	$(6,183)	$(30,565)	$(10,432)	$(60,960)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	6,707	6,030	13,648	11,298
Basis of timberland sold, lease terminations and other	1,721	6,668	4,997	8,475
Stock-based compensation expense	705	490	2,577	1,149
Noncash interest expense	1,064	314	1,771	564
Other amortization	52	(85)	103	123
Gain on large dispositions	5	(764)	(1,274)	(764)
Loss from unconsolidated joint ventures	2,345	28,651	2,433	55,960
Operating distributions from unconsolidated joint ventures	—	(51)	—	128
Interest paid under swaps with other-than-insignificant financing element	1,152	—	1,492	—
Changes in assets and liabilities:
Accounts receivable	(1,146)	(1,328)	473	35
Prepaid expenses and other assets	50	128	409	641
Accounts payable and accrued expenses	80	1,200	2,656	91
Other liabilities	2,219	1,270	1,177	465
Net cash provided by operating activities	8,771	11,958	20,030	17,205

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(1,054)	(938)	(3,766)	(2,197)
Investment in unconsolidated joint venture	(5,000)	—	(5,000)	—
Distributions from unconsolidated joint ventures	—	51	400	847
Net proceeds from large dispositions	—	5,311	20,863	5,311
Net cash provided by (used in) investing activities	(6,054)	4,424	12,497	3,961

Cash Flows from Financing Activities:
Repayments of notes payable	—	—	(20,850)	—
Proceeds from notes payable	5,000	—	5,000	—
Financing costs paid	(974)	(2)	(1,004)	(33)
Interest paid under swaps with other-than-insignificant financing element	(1,152)	—	(1,492)	—
Dividends/distributions paid	(6,541)	(6,578)	(13,189)	(13,156)
Repurchases of common shares	(78)	(1,405)	(2,130)	(2,409)
Repurchase of common shares for minimum tax withholding	(34)	—	(999)	(365)
Net cash used in financing activities	(3,779)	(7,985)	(34,664)	(15,963)
Net change in cash and cash equivalents	(1,062)	8,397	(2,137)	5,203
Cash and cash equivalents, beginning of period	10,412	2,420	11,487	5,614
Cash and cash equivalents, end of period	$9,350	$10,817	$9,350	$10,817

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2020			2019
(in thousands, except for per-ton, per-acre amounts)	Q1	Q2	YTD	Q1	Q2	YTD
Consolidated
Timber Sales Volume (tons)
Pulpwood	324	354	679	294	304	599
Sawtimber (1)	271	214	484	193	191	383
Total	595	568	1,163	487	495	982

Harvest Mix
Pulpwood	54%	62%	58%	60%	61%	61%
Sawtimber (1)	46%	38%	42%	40%	39%	39%

Period-end Acres
Fee	393	392	392	432	424	424
Lease	22	22	22	27	26	26
Wholly-owned total	415	414	414	459	450	450
Joint venture interest (6)	1,092	1,092	1,092	1,104	1,100	1,100
Total	1,507	1,506	1,506	1,563	1,550	1,550

U.S. South
Timber Sales Volume (tons)
Pulpwood	320	352	672	294	303	597
Sawtimber (1)	250	195	445	188	177	365
Total	570	547	1,117	482	480	962

Harvest Mix
Pulpwood	56%	64%	60%	61%	63%	62%
Sawtimber (1)	44%	36%	40%	39%	37%	38%
Delivered % as of total volume	63%	61%	62%	79%	74%	77%
Stumpage % as of total volume (5)	37%	39%	38%	21%	26%	23%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$13	$12	$13	$15	$14	$14
Sawtimber (1)	$23	$23	$23	$24	$24	$24

Timberland Sales
Gross sales	$4,779	$1,673	$6,452	$2,090	$8,224	$10,314
Acres sold	3,000	1,100	4,100	900	4,000	4,900
% of fee acres	0.7%	0.3%	1.0%	0.2%	0.9%	1.1%
Price per acre (3)	$1,627	$1,564	$1,611	$2,236	$2,072	$2,103

Large Dispositions (4)
Gross sales	$21,250	$—	$21,250	$—	$5,475	$5,475
Acres sold	14,400	—	14,400	—	3,600	3,600
Price per acre (3)	$1,474	$—	$1,474	$—	$1,500	$1,500
Gain	$1,279	$—	$1,279	$—	$764	$764

Pacific Northwest
Timber Sales Volume (tons)
Pulpwood	4	3	7	—	1	1
Sawtimber (1)	21	18	39	5	13	18
Total	25	21	46	5	14	19

Harvest Mix
Pulpwood	18%	13%	15%	—%	9%	8%
Sawtimber	82%	87%	85%	100%	91%	92%
Delivered % as of total volume	84%	100%	91%	100%	87%	90%
Stumpage % as of total volume	16%	—%	9%	—%	13%	10%

Delivered Timber Sales Price ($ per ton) (2)
Pulpwood	$31	$29	$30	$40	$37	$38
Sawtimber	$91	$84	$87	$101	$94	$96

(1) Includes chip-n-saw and sawtimber.
(2) Prices per ton are rounded to the nearest dollar. Delivered timber sales price includes contract logging and hauling costs.
(3) Excludes value of timber reservations. For the quarters ended June 30, 2020 and 2019, we retained 25,000 tons and 6,000 tons of merchantable inventory with a book basis of $204,000 and $69,000 respectively.

(4) Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.

(5) Includes 1% from lump-sum sales in 2019.
(6) Represents properties owned by Triple T Joint Venture in which CatchMark owns a 22.0% equity interest; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Timber sales	$16,173	$16,273	$34,339	$32,824
Other revenue	1,054	1,322	2,106	2,412
(-) Contract logging and hauling costs	(6,978)	(7,153)	(14,255)	(14,509)
(-) Forestry management expenses	(1,671)	(1,592)	(3,505)	(3,326)
(-) Land rent expense	(96)	(133)	(220)	(275)
(-) Other operating expenses	(1,585)	(1,629)	(3,221)	(3,273)
(+) Stock-based compensation	82	27	197	115
(+/-) Other	409	170	554	577
Harvest EBITDA	7,388	7,285	15,995	14,545

Timberland sales	1,673	8,224	6,452	10,314
(-) Cost of timberland sales	(1,463)	(6,921)	(4,885)	(8,481)
(+) Basis of timberland sold	1,342	6,525	4,503	7,952
Real estate EBITDA	1,552	7,828	6,070	9,785

Asset management fees	2,857	2,841	5,832	5,683
Unconsolidated Dawsonville Bluffs joint venture EBITDA	(34)	(51)	(122)	522
Investment management EBITDA	2,823	2,790	5,710	6,205

Total operating EBITDA	11,763	17,903	27,775	30,535

(-) General and administrative expenses	(3,024)	(3,203)	(10,291)	(6,566)
(+) Stock-based compensation	623	463	2,380	1,034
(+) Interest income	4	32	50	62
(+) Post-employment benefits	11	—	2,297	—
(+/-) Other	58	(108)	113	184
Corporate EBITDA	(2,328)	(2,816)	(5,451)	(5,286)

Adjusted EBITDA	$9,435	$15,087	$22,324	$25,249

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June, 30
	2020	2019	2020	2019
Cash Provided by Operating Activities	$8,771	$11,958	$20,030	$17,205
Capital expenditures (excluding timberland acquisitions)	(1,054)	(938)	(3,766)	(2,197)
Working capital change	(1,203)	(1,270)	(4,715)	(1,232)
Distributions from unconsolidated joint ventures	—	51	400	847
Post-employment benefits	11	—	2,297	—
Interest paid under swaps with other-than-insignificant financing element	(1,152)	—	(1,492)	—
Other	36	4	70	114
Cash Available for Distribution (1)	$5,409	$9,805	$12,824	$14,737

Adjusted EBITDA	$9,435	$15,087	$22,324	$25,249
Interest paid	(3,006)	(4,395)	(6,256)	(8,767)
Capital expenditures (excluding timberland acquisitions)	(1,054)	(938)	(3,766)	(2,197)
Distributions from unconsolidated joint ventures	—	—	400	974
Adjusted EBITDA from unconsolidated joint ventures	34	51	122	(522)
Cash Available for Distributions (1)	$5,409	$9,805	$12,824	$14,737

Dividends / distributions paid	$6,541	$6,578	$13,189	$13,156

Weighted-average shares outstanding, end of period	48,744	49,076	48,866	49,069

Dividends per Share	$0.135	$0.135	$0.270	$0.270

(1) Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.